UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2019

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	25 Bury Street, 3rd Floor London SW1Y 2AL, England

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 27, 2019 (the "Effective Date"), Tronox Limited, a public limited company registered under the laws of the State of Western Australia, will complete its re-domicile transaction (the “Re-Domicile Transaction”), effectively changing its jurisdiction of incorporation from Australia to the United Kingdom (the “UK”).  Pursuant to the Re-Domicile Transaction, Tronox Holdings plc, a newly formed public limited company incorporated under the laws of England and Wales (“Tronox Holdings” or the “Company”), will become the publicly-traded parent company of the Tronox group of companies. All conditions precedent to the Re-Domicile Transaction have been satisfied.  Accordingly, the Re-Domicile Transaction will be effected through separate Class A and Class B schemes of arrangement (collectively, the “Schemes of Arrangement”) that will be implemented as of 9:30 a.m., Eastern Time, on March 27, 2019 (the “Effective Time”).  The Schemes of Arrangement were approved by the Federal Court of Australia and Tronox Limited’s shareholders. Pursuant to the Schemes of Arrangement, at the Effective Time, holders of Tronox Limited Class A ordinary shares and Class B ordinary shares (each, a “Tronox Limited Share”) will exchange their shares in Tronox Limited on a one-for-one basis for ordinary shares of Tronox Holdings, par value US$0.01 per share (the “Tronox Holdings Shares”).  Immediately prior to the Re-Domicile Transaction, Tronox Holdings will have no assets or liabilities other than nominal assets or liabilities. Following the implementation of the Schemes of Arrangement, Tronox Holdings will become the successor issuer to Tronox Limited, and Tronox Limited will become a wholly-owned subsidiary of Tronox Holdings.

This Current Report on Form 8-K is being filed for the purpose of establishing Tronox Holdings as the successor issuer, as of the Effective Time, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, as of the Effective Time, the Tronox Holdings Shares are deemed registered under Section 12(b) of the Exchange Act and Tronox Holdings is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. Tronox Holdings hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement

(a)

The information set forth in the Explanatory Note above and in Item 5.02 of this Current Report on Form 8-K under the heading “Plan Amendments” is incorporated herein by reference.

At the Effective Time, (i) each Tronox Limited Share will be exchanged for one Tronox Holdings Share and (ii) Tronox Holdings will assume, and become the plan sponsor of, all employee benefit and compensation plans, arrangements and agreements that were previously sponsored, maintained or contributed to by Tronox Limited (including equity and incentive plans and any awards outstanding thereunder at the Effective Time). At the Effective Time, the Tronox Holdings Shares will be listed on the New York Stock Exchange (“NYSE”) under the symbol “TROX,” the same symbol under which the Tronox Limited Shares traded prior to the Effective Time. Tronox Holdings Shares have been assigned a new CUSIP Number, which is G9087Q 102.

The issuance of the Tronox Holdings Shares in connection with the Schemes of Arrangement is exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

(b)

In connection with the Schemes of Arrangement, on March 22, 2019, Tronox Holdings and Exxaro Resources Limited (“Exxaro”) entered into a new Shareholder’s Deed (the “New Exxaro Shareholder’s Deed”) that replaces the previous Shareholder’s Deed, dated June 15, 2012, by and between Tronox Limited, Thomas Casey and Exxaro.

The following is a summary of certain provisions of the New Exxaro Shareholder’s Deed. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the New Exxaro Shareholder’s Deed, which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Preemptive Rights. Other than for certain permitted issuances of Tronox Holdings Shares and for so long as Exxaro holds a voting interest in Tronox Holdings of at least 7.5%, the New Exxaro Shareholder’s Deed grants Exxaro preemptive rights to subscribe for additional Tronox Holdings Shares to maintain their relative voting interest in Tronox Holdings should any additional Tronox Holdings Shares be issued.

Governance Matters. The New Exxaro Shareholder’s Deed also addresses various governance matters. The New Exxaro Shareholder’s Deed provides that Exxaro has the right to nominate a certain number of directors to the board of directors of Tronox Holdings (the “Board”) relative to their shareholding and the size of the Board. Pursuant to the New Exxaro Shareholder’s Deed, in the event that the Board size is between 9 and 12 directors and if: (i) Exxaro’s ownership percentage in Tronox Holdings is above 20% but below 30%, then Exxaro is entitled to nominate two directors to the Board and (ii) Exxaro’s ownership in Tronox Holdings is below 20% but above 10%, then Exxaro is entitled to nominate one director to the Board.

Other Rights.  For as long as the Exxaro’s voting interest is at least 7.5%, Tronox Holdings may not adopt, approve or recommend to its shareholders a dividend reinvestment plan (or any plan with similar effect) without prior written approval from Exxaro. Any proposed candidate to replace Tronox Holding’s chief executive officer requires prior approval (not to be unreasonably withheld or delayed) from Exxaro. Pursuant to the New Exxaro Shareholder’s Deed, subject to certain exceptions, Exarro will have the right to require Tronox Holdings to register under the Securities Act for public resale some or all of its Tronox Holdings Shares. In addition, subject to the transfer restrictions described above, Exxaro will be granted piggyback rights on any registration by Tronox Holdings, subject to customary restrictions and pro rata reductions in the number of shares to be sold in an offering. Tronox Holdings would be responsible for the expenses of any such registration. Registration of such shares under the Securities Act would, except for shares purchased by affiliates, result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration. In addition, under the New Exxaro Shareholder’s Deed, Exxaro holds certain matching rights (providing that if certain other shareholders are granted more favorable rights, Exxaro will be granted those rights as well) and other rights.

Termination. The New Exxaro Shareholder’s Deed will terminate on the earliest of the date on which (i) Tronox Holdings and Exxaro agree in writing to the termination, (ii) the number of voting shares beneficially owned by Exxaro represents less than 5.0% of Tronox Holdings total issued voting shares, and (iii) Exxaro (x) pays the consideration to Tronox Holdings shareholders in respect of a Unilateral Takeover Offer (as defined in the New Exxaro Shareholder’s Deed) made by it for all of the voting shares in Tronox Holdings or (y) acquires under an Acquisition Proposal (as defined in the New Exxaro Shareholder’s Deed) voting shares representing at least 50.0% of the voting shares in Tronox Holdings held by non-affiliated shareholders and, in the case of each of (x) and (y), where such transaction has occurred in compliance with the New Exxaro Shareholder’s Deed.

(c)	Depositary Receipt Arrangements

In connection with the Re-Domicile Transaction, Exxaro will receive depositary receipts, each representing one Tronox Holdings Share in consideration for its equity in Tronox Limited, at a ratio of one Tronox Holdings Share for each Tronox Limited Share. The depositary receipts will be issued by Computershare Trust Company, N.A., as depositary (the “Depositary”), and a nominee for the Depositary (the “Depositary Nominee”) is the registered holder of Tronox Holdings Shares to be issued in exchange for the Tronox Limited Shares.

The depositary receipts arrangement was established because, as a result of restrictions on transfer on the Tronox Limited Shares beneficially held by Exxaro, those shares cannot be issued directly into the clearance system of The Depository Trust Company (“DTC”) at the time of the Re-Domicile Transaction. The use of the Depositary allows for the shares to be held in the Depositary initially and subsequently transferred into DTC without the application of U.K. stamp duty or stamp duty reserve tax, provided certain conditions are met. The depositary receipts will not be registered or listed on any stock exchange, are not currently eligible for deposit and clearing in DTC, and no trading market for them is expected to develop. Instead, subject to compliance with applicable securities laws and contractual restrictions on transfer, Exxaro may request of the Depositary that all or a portion of their depositary receipts be cancelled in order to effectuate a transfer of the Tronox Holdings Shares underlying such depositary receipts to Cede & Co., as nominee/custodian for DTC, which will hold the transferred Tronox Holdings Shares on its customary terms, in order to settle trades of such Tronox Holdings Shares (in the public market or otherwise), or to otherwise hold or transfer such shares through and within the DTC clearance system.

Subject to compliance with applicable securities laws and contractual restrictions on transfer, Exxaro is generally entitled to the same rights as a direct holder of Tronox Holdings Shares or an investor holding book-entry interests in Tronox Holdings Shares through the DTC clearance system.

The foregoing summary of the depositary receipts arrangement does not purport to be complete and is qualified in its entirety by reference to the Agreement for the Provision of Depositary Services and Custody Services, a copy of which is attached hereto as Exhibit 10.5, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sale of Securities

The information set forth in the Explanatory Note above of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Tronox Holdings Shares is exempt from registration pursuant to Section 3(a)(10) of the Securities Act based on the Federal Court of Australia’s approval of the Schemes of Arrangement.

Item 3.03	Material Modification To Rights of Security Holders

The information set forth in Item 1.01, Item 5.03 and Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

As of the Effective Date, all of the directors of Tronox Limited, other than Daniel Blue, were appointed as directors of Tronox Holdings.  Mr. Blue’s departure was not in connection with a disagreement relating to the operations, policies or practices of Tronox Holdings.  Accordingly, the directors of Tronox Holdings are: Jeffry Quinn, Ilan Kaufthal, Wayne Hinman, Peter Johnston, Ginger Jones, Sipho Nkosi, Andrew Hines and Mxolisi Mgojo.

As of the Effective Date, the committees of the board of directors of Tronox Holdings were constituted as follows:

•	Audit Committee: Andrew Hines (chair), Ginger Jones and Peter Johnston;

•	Corporate Governance and Nominating Committee: Wayne Hinman (chair), Ilan Kaufthal, Andrew Hines and Sipho Nkosi; and

•	Human Resources and Compensation Committee: Wayne Hinman (chair), Peter Johnston, Ginger Jones and Sipho Nkosi.

Biographical information with respect to such directors can be found in the definitive proxy statement for the 2018 Annual General Meeting of Shareholders of Tronox Limited filed by Tronox Limited on April 19, 2018 (the “2018 Proxy Statement”) under the heading “Proposal 1—Election of Directors” and is incorporated by reference herein.

In addition, the executive officers of Tronox Holdings are the same as the executive officers of Tronox Limited immediately prior to the Effective Date, as follows: Jeffry Quinn, President and Chief Executive Officer; Timothy Carlson, Senior Vice President and Chief Financial Officer; Jean-Francois Turgeon, Executive Vice President and Chief Operating Officer; John Romano, Senior Vice President and Chief Commercial Officer; Jeffrey Neuman, Senior Vice President, General Counsel and Corporate Secretary; and Robert Loughran, Vice President and Corporate Controller.

Biographical information with respect to such officers can be found in the 2018 Proxy Statement under the headings “2017 Named Executive Officers” and “Other Executive Officers” and is incorporated by reference herein.

There are no relationships or related transactions between such directors and officers and Tronox Holdings that would be required to be reported under Item 404(a) of Regulation S-K.

Plan Amendments

At the Effective Time, Tronox Holdings will assume the following Tronox Limited employee benefit and compensation plans, including all options and awards issued or granted under such plans (each, an “Assumed Plan” and collectively, the “Assumed Plans”): (i) the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan (the “MEIP”), and (ii) the Tronox Holdings plc Amended and Restated Annual Bonus Incentive Plan (the “Annual Bonus Plan”), each as amended and restated effective as of the Effective Time. At the Effective Time, each outstanding option to acquire Tronox Limited Shares and each other equity-based award issued by Tronox Limited that was outstanding immediately prior to the Effective Time under an Assumed Plan will be converted into an option to acquire or an award covering, as applicable, the same number of Tronox Holdings Shares, which option or award, as applicable, has the same terms and conditions (including the same vesting conditions) as the original option or award (including, in the case of options, the same exercise price).

Each of the Assumed Plans has been amended, effective as of the Effective Time, to provide, among other things, for the appropriate substitution of Tronox Holdings in place of Tronox Limited and to ensure the Assumed Plans are compliant with the laws of England and Wales law in place of Australian law.

The foregoing summary of the amendments to the Assumed Plans does not purport to be complete and is qualified in its entirety by reference to the MEIP and Annual Bonus Plan, as amended and restated effective as of the Effective Time, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and the terms of which are incorporated herein by reference.

Deeds of Indemnification

In connection with the Re-Domicile Transaction, Tronox Holdings has entered into deeds of indemnification with each of its directors (as identified above) that are effective as of the Effective Date. Pursuant to these agreements, Tronox Holdings agrees to indemnify these individuals to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements do not indemnify directors of Tronox Holdings against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the Company. Tronox Holdings also agrees to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance to the fullest extent permissible under English law (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them. A copy of the form of indemnification agreement is attached hereto as Exhibit 10.4, and the terms of which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Schemes of Arrangement, the articles of association of Tronox Holdings (the “New Articles”) will become effective as of the Effective Time. A description of the material terms of the New Articles is set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Description of Tronox Holdings Shares” and is incorporated herein by reference.

The foregoing summary of the New Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the New Articles, a copy of which is attached hereto as Exhibit 3.1, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

Successor Issuer

As of the Effective Time and by operation of Rule 12g-3(a) promulgated under the Exchange Act, Tronox Holdings is the successor issuer to Tronox Limited and will succeed to the attributes of Tronox Limited as the registrant. As of the Effective Time, the Tronox Holdings Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Tronox Holdings is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. Tronox Holdings hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Description of Tronox Holdings Shares

General

The following information is a summary of the material terms of the Tronox Holdings Shares, nominal value US$0.01 per share, as specified in the New Articles or as stipulated by the UK Companies Act 2006 (the “UK Companies Act”). This summary does not purport to give a complete overview and is qualified in its entirety by reference to the full text of the New Articles, a copy of each of which is attached hereto as Exhibit 3.1. The summary below also contains certain information regarding the manner in which Tronox Holdings Shares were exchanged and are held.

Pursuant to the Schemes of Arrangement, each Tronox Limited Share (excluding shares held by Tronox Limited) will be exchanged for one Tronox Holdings Share at the Effective Time. All of the Tronox Holdings Shares to be issued as part of the Schemes of Arrangement will be issued fully paid and are not subject to any further calls or assessments by Tronox Holdings.

There are no conversion rights or redemption provisions relating to any Tronox Holdings Shares that will be delivered in connection with the Schemes of Arrangement. Under the laws of England and Wales, persons who are neither residents nor nationals of the UK may freely hold, vote and transfer the Tronox Holdings Shares in the same manner and under the same terms as UK residents or nationals.

Dividends and Distributions

Subject to the UK Companies Act, shareholders may declare dividends by ordinary resolution (but no dividend shall exceed any dividend recommended by the Board).  The Board may also pay dividends to shareholders in accordance with their respective rights and interests in the Company. Dividends may be paid only out of “distributable reserves,” defined as “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” The Company is not permitted to pay dividends out of share capital, which includes share premiums. Realized reserves are determined by reference to qualifying accounts of the Company meeting certain prescribed contents requirements and in accordance with generally accepted accounting principles. The Company will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount. The Company is undertaking a reduction of capital with the aim of ensuring that sufficient distributable reserves will be available to permit dividends, distributions or share repurchases following the Re-Domicile Transaction.

There are no fixed dates on which entitlement to dividends arise on any of the Tronox Holdings Shares.

A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it be satisfied wholly or partly by the distribution of assets, including shares or securities in any company.

The New Articles also permit a scrip dividend scheme under which the Board may allot to holders of Tronox Holdings Shares who have elected to receive them, further Tronox Holdings Shares, credited as fully paid, instead of cash in respect of all or part of a dividend.

Unclaimed dividends and other amounts payable by the Company can be invested or otherwise used by the Board for the benefit of the Company until they are claimed or disposed of in accordance with any applicable law relating to unclaimed monies.

Voting Rights

The New Articles provide that, for so long as any shares are held by a Depositary (as defined in the New Articles), a resolution put to the vote at a general meeting shall be decided on a poll. Subject to the UK Companies Act and to any rights or restrictions as to voting attached to any class of shares, every shareholder present and entitled to vote on the resolution has one vote for every Tronox Holdings Share of which he, she or it is the holder.

In the case of joint holders of a Tronox Holdings Share, the vote of the senior holder (determined by the order of the joint holders’ names on the register) who votes (or any proxy duly appointed by the senior holder) shall be accepted to the exclusion of the votes of the other joint holders.

Amendment to the Articles of Association

Under the laws of England and Wales, and subject to a quorum being present, the shareholders may amend the articles of association of the Company by special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Tronox Holdings Shares that, being entitled to vote, vote on the resolution) at a general meeting.

The full text of the special resolution must be included in the notice of the meeting.

Winding Up

In the event of a voluntary winding up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the shareholders the whole or any part of the assets of the Company and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, will determine. Upon any such winding up, after payment or provision for payment of the Company’s debts and liabilities, the holders of Tronox Holdings Shares (and any other shares in issue at the relevant time which rank equally with such shares) will share equally, on a share for share basis, in the Company’s assets remaining for distribution to the holders of Tronox Holdings Shares.

Pre-emptive Rights and New Issues of Tronox Holdings Shares

Under the laws of England and Wales, the Board is, with certain exceptions, unable to allot and issue securities without being authorized by the shareholders in a general meeting. In addition, the laws of England and Wales require that any issuance of equity securities that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding Tronox Holdings Shares that, being entitled to vote, vote on the resolution) excluding this requirement has been passed in a general meeting of shareholders (which authority can be for a maximum of five years, after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to the Company, will include the Tronox Holdings Shares and all rights to subscribe for or convert securities into such shares.

The directors of the Company have been authorized by way of a shareholder resolution passed at a general meeting of the Company held on February 25, 2019, for a period of five years, to allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount (i.e., par value) of US$5,000,000 and pre-emption rights in respect of such allotments have also been excluded.

The laws of England and Wales also prohibit an English company from issuing shares at a discount to nominal amount (i.e., par value) or for no consideration. If the shares are issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Tronox Holdings Shares, the nominal amount (i.e., par value) of the shares must be paid up in accordance with the laws of England and Wales.

Shareholder Rights Plan

Under the New Articles, a shareholder rights plan may be established to prevent an “ownership change” for the purpose of section 382 of the US Internal Revenue Code of 1986, as amended (“section 382”).  The purpose of any rights plan will be to preserve the Company’s ability to utilize its net operating loss carry forwards and other tax attributes, which would be substantially limited if the Company experienced an “ownership change” as defined under section 382.  In general, an ownership change would occur under section 382 if the shareholders who are treated as owning 5% or more of Tronox Holdings Shares for the purposes of section 382 collectively increased their aggregate ownership in Tronox Holdings Shares by more than 50% over a rolling three-year period.

Effective from the date that a rights plan is introduced, the Board will grant subscription rights to holders of Tronox Holdings Shares to acquire Tronox Holdings Shares (or shares of any class as specified in the rights plan) such that, if any person or group acquires 4.5% or more of the Tronox Holdings Shares, or if a person or group that owns 4.5% or more of Tronox Holdings Shares acquires additional Tronox Holdings Shares representing 0.5% or more of the issued Tronox Holdings Shares, then, subject to certain exceptions, there would be a triggering event under the rights plan.  The rights would then separate from the Tronox Holdings Shares and would be adjusted to become exercisable so that Tronox Holdings Shares (or shares of any class as specified in the rights plan) could be acquired by all holders of Tronox Holdings Shares (other than the person or group that caused the trigger event).  The shares to be acquired would have a market value equal to twice the exercise price, resulting in significant dilution in the ownership interest of the person or group that caused the trigger event.

If a rights plan is established, the Board will have the discretion to exempt any acquisition of Tronox Holdings Shares from the provisions of the rights plan if it determines that doing so would not jeopardize or endanger the Company’s use of its net operating losses.  The Board will also have the ability to terminate any rights plan prior to a triggering event, including, but not limited to, in connection with a transaction.

Rights issued under a rights plan are expected to expire five years after the date on which any rights plan is established.

As of the date of this Current Report on Form 8-K, the Board has not adopted such a rights plan.

Disclosure of Interests in Shares

The laws of England and Wales give the Company the power to serve a notice requiring any person whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any Tronox Holdings Shares to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.

Under the New Articles, if any shareholder, or any other person appearing to be interested in Tronox Holdings Shares held by such shareholder, fails to give the Company the information required by the notice, the Board may withdraw voting and certain other rights, and place restrictions on the rights to receive dividends and to transfer such Tronox Holdings Shares.

Alteration of Share Capital; Repurchase of Tronox Holdings Shares

Subject to the provisions of the UK Companies Act, and without prejudice to any relevant special rights attached to any class of shares, the Company may, from time to time:

•	increase its share capital by allotting and issuing new shares in accordance with the New Articles and any relevant shareholder resolution;

•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of its shares into shares of a smaller nominal amount (i.e., par value) than its existing shares; or

•	redenominate its share capital or any class of share capital.

The laws of England and Wales prohibit the Company from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may be made only on a “recognised investment exchange,” which does not include the NYSE, which is the only exchange on which the Company’s Shares are traded. In order to purchase its own shares, the Company must therefore obtain shareholder approval for “off-market” purchases. This requires that the Company’s shareholders pass an ordinary resolution approving the terms of the contract pursuant to which any purchase is to be made. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years after the date of the resolution, and renewal of such approval for additional five-year terms may be sought more frequently. However, shares may be repurchased only out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. At a general meeting of the Company held on February 25, 2019, shareholder resolutions were passed authorizing the Company to repurchase Tronox Holdings Shares for a period of five years through (i) an approved form of share repurchase contract, or (ii) an approved form of share repurchase plan established in accordance with Rule 10b5-1 under the Exchange Act.  At such general meeting, a shareholder resolution was also passed to authorize the Board to exercise the Company’s rights of first refusal to repurchase Tronox Holdings Shares which are proposed to be sold by Exxaro, a substantial shareholder in the Company.

Transfer of Tronox Holdings Shares

The New Articles allow holders of Tronox Holdings Shares to transfer all or any of their Tronox Holdings Shares in the case of Tronox Holdings Shares held in certificated form by instrument of transfer in writing in any usual form or in any other form which is permitted by the UK Companies Act and is approved by the Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

The Board may, in its absolute discretion, refuse to register a transfer of a certificated Tronox Holdings Share to any person if it is not fully paid or is a Tronox Holdings Share on which the Company has a lien. The Board may also refuse to register the transfer of a share in certain other limited circumstances, including if the transfer is not in favor of four or fewer transferees or it is in favor of a minor, bankrupt or person of mental ill health.  If the Board refuses to register the transfer of a share, the instrument of transfer must be returned to the transferee within two months after the date on which the transfer was lodged with the Company with the notice of refusal and reasons for the refusal.

The Company’s share register is maintained by its transfer agent, Computershare Trust Company, N.A.  Registration in this share register is determinative of share ownership. A shareholder who holds Tronox Holdings Shares through the DTC clearance system is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares.  Accordingly, a transfer of shares from a person who holds such shares through the DTC clearance system to a person who also holds such shares through the DTC clearance system will not be registered in the Company’s official share register, as the depositary or other nominee will remain the record holder of such shares.

General Meetings and Notices

An annual general meeting will be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). All other general meetings will be called by not less than 14 clear days’ notice. At least seven clear days’ notice is required for any meeting adjourned for 30 days or more or for an indefinite period.

The notice of a general meeting will be given to the shareholders (other than any who, under the provisions of the New Articles or any restrictions imposed on any shares, are not entitled to receive notice), to the Board, to any beneficial owners nominated in accordance with the New Articles to enjoy information rights under the UK Companies Act, and to the auditors. Under the laws of England and Wales, the Company is required to hold an annual general meeting of shareholders within six months after the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Board, whether within or outside the UK.

Under the laws of England and Wales, the Company must convene a general meeting once it has received requests to do so from shareholders representing at least 5% of the paid-up share capital of the Company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares). The Board must call the meeting requested by the shareholders within 21 days after the date on which they became subject to the requirement and the meeting must be held not more than 28 days after the date of the notice convening the meeting.

The necessary quorum for a general meeting is members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.

Annual Accounts and Independent Auditor

Under the laws of England and Wales, a “quoted company,” which includes a company whose equity share capital is listed on the NYSE, must deliver to the Registrar of Companies a copy of:

•	the Company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	any separate corporate governance statement;

•	a strategic report; and

•	the auditor’s report on those accounts, the auditable part of the director’ remuneration report, the directors’ report, the strategic report and any separate corporate governance statement.

The annual accounts and reports must be presented to the shareholder at a general meeting (although no vote is required in respect of such documents). Copies of the annual accounts and reports must, unless a shareholder agrees to receive more limited information in accordance with the UK Companies Act, be sent to shareholders and everyone entitled to receive notice of general meetings at least 21 days before the date of the meeting at which copies of the documents are to be presented. The laws of England and Wales allow a company to distribute such documents in electronic form or by means of a website, provided that the company’s articles of association contain provisions to that effect and individual consent (or deemed consent) has been obtained from each shareholder to receive such documents in electronic form or by means of a website. The New Articles provide that such documents may be distributed in electronic form or by means of a website.

The Company must appoint an independent auditor to make a report on the annual accounts of the Company. The auditor is usually appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the Company’s first accounts meeting to fill a casual vacancy.

The remuneration of an auditor is fixed by the members of a company by ordinary resolution or in a manner that the members may by ordinary resolution determine.  If the auditor is appointed by the directors (for example, the first auditor of the Company) then the remuneration is fixed by the directors.

Board Composition

Under the New Articles, there is no limit on the size of the Board and there are no residency requirements.

Indemnification of Directors

Under the laws of England and Wales, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the Company is void.  Subject to this, the Company is permitted to provide an indemnity to a director in respect of liabilities arising from proceedings, both in respect of legal and financial costs of any adverse judgment, brought by third parties and in respect of liabilities arising from proceedings taken by the Company or any associated companies, but not if the director is unsuccessful in defending the proceedings.  This includes indemnification against any liability incurred in the defense of civil proceedings brought by a regulator, even if judgment is given against the director, provided this does not include any regulatory penalties.  The Company cannot indemnify the director against any liability incurred in defending any criminal proceedings in which he or she is convicted.

The UK Companies Act also permits companies to meet a director’s costs, or lend money to the director for the purpose, when the director is facing any criminal or civil proceeding as a director; or in connection with certain applications the director might make under the UK Companies Act; or when he or she incurs costs in a regulatory investigation or action; or in order to enable the director to avoid incurring such costs. Except in relation to a regulatory investigation or action, this must be on the basis that the director will repay or reimburse the company immediately if the director loses in the criminal or civil proceedings or the application for relief.

Takeover Provisions

The UK City Code on Takeovers and Mergers (the “Takeover Code”) applies, among other things, to an offer for a public company whose registered office is in the UK (or the Channel Islands or the Isle of Man) and whose securities are not admitted to trading on a regulated marked in the UK (or on any stock exchange in the Channel Islands or the Isle of Man) if the company is considered by the UK Panel on Takeovers and Mergers (the “Takeover Panel”), the regulatory body which issues and administers the Takeover Code, to have its place of central management and control in the UK (or the Channel Islands or the Isle of Man).  This is known as the “residency test”.  Under the Takeover Code, the Takeover Panel will determine whether the Company has its place of central management and control in the UK by looking at various factors, including the structure of the Board, the functions of the directors and where they are resident.

If, at the time of a takeover offer, the Takeover Panel determines that the Company has its place of central management and control in the UK, the Company would be subject to a number of rules and restrictions, including but not limited to the following: (i) the ability of the Company to enter into deal protection arrangements with a bidder would be extremely limited; (ii) the Company might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) the Company would be obliged to provide equality of information to all bona fide competing bidders.

It is intended that all of the Company’s directors will reside outside of the UK, the Channel Islands and the Isle of Man.  Accordingly, for the purposes of the Takeover Code, the Company is expected to be considered to have its place of central management and control outside the UK, the Channel Islands or the Isle of Man.  Therefore, the Takeover Code is not expected to apply to the Company.  It is possible that in the future circumstances could change that may cause the Takeover Code to apply to the Company.

Although the Company is not expected to be subject to the Takeover Code, the New Articles incorporate the protections of mandatory offer provisions substantially similar to the Takeover Code.  Except with the prior consent of the Board or the prior approval of independent shareholders, a shareholder, together with persons acting in concert with it, would be at risk of certain sanctions including disenfranchisement (as regards voting and entitlement to dividends) if they acquired an interest in Tronox Holdings Shares carrying 30% or more of the voting rights of the Company without making an offer for all of the other issued Tronox Holdings Shares in cash or accompanied by a cash alternative. These provisions could have the effect of discouraging the acquisition and holding of interests of 30% or more of the voting rights and encouraging those shareholders who may be acting in concert with respect to the acquisition of shares to consult with the Board before effecting any additional purchases.

The mandatory offer provisions in the New Articles only apply while the Takeover Code does not apply to the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
3.1	Articles of Association of Tronox Holdings plc.
4.1	Specimen ordinary share certificate of Tronox Holdings plc.
10.1	Shareholder’s Deed by and between Tronox Holdings plc and Exxaro Resources Limited, dated March 22, 2019.
10.2	Tronox Holdings plc Amended and Restated Management Equity Incentive Plan.
10.3	Tronox Holdings plc Amended and Restated Annual Bonus Incentive Plan.
10.4	Form of Director Deed of Indemnification.
10.5
Agreement for the Provision of Depositary Services and Custody Services, dated as of March 14, 2019, in respect of Tronox Holdings plc Depositary Receipts among Computershare Trust Company, N.A., Tronox Holdings plc and Exxaro Resources Limited.

99.1	List of subsidiaries of Tronox Holdings plc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: March 27, 2019	By: /s/ Jeffrey Neuman
Name: Jeffrey Neuman Title: Senior Vice President, General Counsel and Secretary